INSITUFORM EAST, INCORPORATED
                                3421 Pennsy Drive
                          Landover, Maryland 20785-1608


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            FRIDAY, DECEMBER 8, 2000

To the Stockholders of Insituform East, Incorporated:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Insituform East, Incorporated, a Delaware corporation (the "Company" or the "Corporation"), for the fiscal year ended June 30, 2000 will be held at the Club Hotel by Doubletree, 9100 Basil Court, Landover, Maryland 20774 on Friday, December 8, 2000, at 10:30 a.m. local time, for the following purposes:

         1.   Proposal No. 1:    To elect directors of the Corporation;

         2. To transact such other business as may properly come before the meeting and any adjournments thereof.

         The Board of Directors has fixed the close of business on October 12, 2000, as the Record Date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

         A copy of the Corporation's Annual Report on Form 10-K for the fiscal year ended June 30, 2000, a Proxy and a Proxy Statement accompany this Notice.


WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS
REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RESPONSE WILL ASSURE YOUR PARTICIPATION IN THE MEETING AND REDUCE THE CORPORATION'S EXPENSE IN SOLICITING PROXIES. IF YOU ARE PRESENT AT THE MEETING, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.


                                    By Order of the Board of Directors,


                                    /s/ Robert F. Hartman
                                    Robert F. Hartman
                                    Secretary




Landover, Maryland
October 30, 2000

                          INSITUFORM EAST, INCORPORATED
                                3421 Pennsy Drive
                          Landover, Maryland 20785-1608

                         ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 8, 2000

                                 PROXY STATEMENT

                    SOLICITATION AND REVOCABILITY OF PROXIES

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Insituform East, Incorporated, a Delaware corporation (the "Company" or the "Corporation"), for use at the Annual Meeting of Stockholders to be held at the Club Hotel by Doubletree, 9100 Basil Court, Landover, Maryland 20774 on Friday, December 8, 2000, at 10:30 a.m. local time, and any adjournments thereof (the "Meeting").

         The Board of Directors has fixed the close of business on October 12, 2000, as the record date (the "Record Date") for the determination of stockholders who are entitled to notice of, and to vote at, the Meeting.

         Stockholders are requested to complete, sign and date the enclosed Proxy and return it promptly to the Company in the enclosed envelope. Any proxy given pursuant to this solicitation may be revoked by the person executing it at any time prior to or at the Meeting.

         Shares of Common Stock and shares of Class B Common Stock represented by valid proxies received in time for the Meeting, and not revoked, will be voted as specified therein. If no instructions are given, the respective shares of common stock will be voted as follows: (i) FOR the election as directors of the Company of those nominees for director designated for election by holders of shares of Common Stock and listed under the caption "Proposal No. 1 -- Election of Directors" herein; (ii) FOR the election as directors of the Corporation of those nominees for director designated for election by holders of shares of Class B Common Stock and listed under the caption "Proposal No. 1 -- Election of Directors" herein; and (iii) if authority is given to them, at the discretion of the proxy holders, on any other matters that may properly come before the Meeting.

         The cost of preparing, assembling, and mailing this Proxy Statement, the Proxy and the Notice of Annual Meeting will be paid by the Company. Additional solicitation by mail, telephone, telegraph or personal solicitation may be done by directors, officers or regular employees of the Company. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of Common Stock or Class B Common Stock of record will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by the Company for their reasonable expenses.

         This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders, Proxy, and Annual Report on Form 10-K for the fiscal year ended June 30, 2000, are first being mailed to the Company's stockholders of record on or about October 30, 2000.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         As of the Record Date, there were outstanding 4,059,266 shares of Common Stock, par value four cents ($.04) per share (the "Common Stock"), and 297,596 shares of Class B Common Stock, par value four cents ($.04) per share (the "Class B Common Stock"), which are the only classes of stock of the Corporation outstanding. A quorum shall be constituted by the presence at the Meeting of a majority of the outstanding shares of Common Stock, or 2,029,634 of such shares, and a majority of the outstanding shares of Class B Common Stock, or 148,799 of such shares.

         Each share of Common Stock is entitled to one vote, and each share of Class B Common Stock is entitled to ten votes, except with respect to the election of directors and any other matter requiring the vote of Common Stock or Class B Common Stock separately as a class. The holders of Common Stock, voting as a separate class, are entitled to elect that number of directors which constitutes 25% of the authorized number of members of the Board of Directors and, if such 25% is not a whole number, then the holders of Common Stock are entitled to elect the nearest higher whole number of directors that is at least 25% of such membership. The holders of Class B Common Stock, also voting as a separate class, are entitled to elect the remaining directors. The affirmative vote of the holders of a majority of each class of common stock present in person or represented by proxy, provided a quorum of that class is present, is necessary for the election of directors by the class. For purposes of determining whether a proposal has received a majority vote, abstentions will be included in the vote totals with the result that an abstention will have the same effect as a negative vote. Where authority to vote shares is withheld, including instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so-called "broker non-votes"), those shares will not be included in the vote totals and, therefore, will have no effect on the vote.

                               SECURITY OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following information is furnished with respect to each person or entity who is known to the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities as of the Record Date:

      Name & Address of                           Amount & Nature of    Percent
      Beneficial Owner    Title of Class         Beneficial Ownership   of Class

CERBCO, Inc.              Common Stock                1,414,850         34.9% 1/
3421 Pennsy Drive         Class B Common Stock          296,141         99.5% 1/
Landover, MD 20785

George Wm. Erikson 2/
CERBCO, Inc.
3421 Pennsy Drive
Landover, MD 20785

Robert W. Erikson 2/
CERBCO, Inc.
3421 Pennsy Drive
Landover, MD 20785

1/ Through its ownership of such percentages of the outstanding shares of Common Stock and Class B Common Stock, CERBCO, Inc. is entitled to cast
     62.2% of all votes entitled to be cast on matters on which holders of shares of both classes of the Company's common stock vote together.

2/ Messrs. George Wm. Erikson and Robert W. Erikson own 39.5% and 44.9%, respectively, of the outstanding shares of Class B Common Stock of CERBCO, Inc. On the basis of their stockholdings and management positions in CERBCO, Inc., they could act together to control either the disposition or the voting of the shares of the Company's Common Stock or Class B Common
     Stock held by CERBCO, Inc. Messrs. George Wm. Erikson and Robert W. Erikson are brothers.

SECURITY OWNERSHIP OF MANAGEMENT

         The following information is furnished with respect to all directors of the Company who were the beneficial owners of any shares of the Company's Common Stock or Class B Common Stock as of the Record Date, and with respect to all directors and officers of the Company as a group:

                                                         Amount & Nature of Beneficial Ownership
    Name of Beneficial Owner        Title of Class         Owned Outright   Exercisable Options   Percent of Class

George Wm. Erikson 1/               Common Stock               16,500              75,000             2.0%

Robert W. Erikson 1/                Common Stock                    0              75,000             1.7%

Webb C. Hayes, IV                   Common Stock                    0              75,000             1.7%

Paul C. Kincheloe, Jr.              Common Stock                    0              75,000             1.7%

Thomas J. Schaefer                  Common Stock                    0              75,000             1.7%

All directors and officers as       Common Stock               17,000             375,000             8.7%
  a group (11 persons,              Class B Common Stock            0                   0             0.0%
  including those named above)

1/ Messrs. George Wm. Erikson and Robert W. Erikson own 39.5% and 44.9%, respectively, of the outstanding shares of Class B Common Stock of CERBCO, Inc. On the basis of their stockholdings and management positions in CERBCO, Inc., they could act together to control either the disposition or the voting of the shares of the Company's Common Stock or Class B Common
     Stock held by CERBCO, Inc. Messrs. George Wm. Erikson and Robert W. Erikson are brothers.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

         The Board of Directors is currently comprised of seven directors. The terms of all presently serving directors expire upon the election and qualification of the directors to be elected at the Meeting. The directors elected at the Meeting will serve subject to the By-laws until the next Annual Meeting of Stockholders for the fiscal year ending June 30, 2001, and until their respective successors shall have been duly elected and qualified.

         All of the seven persons presently serving as directors are nominees to be elected at the Meeting and are listed below. It is intended that the individuals named in the enclosed form of Proxy will vote their proxies in favor of these nominees for the Company's directors, unless otherwise directed. The Board has no reason to believe that any of the nominees will not be available for election as director. However, should any of them become unwilling or unable to be nominated, it is intended that the individuals named in the enclosed Proxy may vote for the election of such other person as the Board may recommend.

PRESENT DIRECTORS WHO ARE NOMINATED FOR RE-ELECTION

         Two of the seven nominees for election to the Company's Board of Directors identified below have been designated for election by the holders of shares of Common Stock, and only the holders of such shares may vote with respect to these nominees. The remaining five nominees have been designated for election by the holders of shares of Class B Common Stock, and only the holders of such shares may vote with respect to these nominees. Accordingly, the following list contains a designation as to those nominees to be elected by holders of shares of Common Stock and those nominees to be elected by holders of shares of Class B Common Stock:

           Name, Age, Principal Occupation,                      First Became          Class of Common Stock
         Business Experience and Directorships                    A Director            For Which Nominated


George Wm. Erikson, Age 58 1/                                        1984           Class B Common Stock
   Chairman, member of the Chief Executive Officer Committee
and General  Counsel  since  1986,  Chairman of the Board of
Directors  from  1985 to 1986;  CERBCO,  Inc.  --  Chairman,
General Counsel and Director since 1988;  CERBERONICS,  Inc.
-- Vice  Chairman  since 1988,  Chairman  from 1979 to 1988,
Secretary from 1976 to 1988,  General Counsel since 1976 and
Director  since  1975;  Capitol  Office  Solutions,  Inc. --
Chairman, General Counsel and Director from 1987 to June 30,
1997.

Robert W. Erikson, Age 55 1/                                         1985           Class B Common Stock
   President  since September 1991, Vice Chairman and member
of the Chief  Executive  Officer  Committee since 1986, Vice
Chairman  of the  Board  of  Directors  from  1985 to  1986;
CERBCO, Inc. -- President,  Vice Chairman and Director since
1988;  CERBERONICS,  Inc. -- Chairman since 1988,  President from 1977 to 1988 and Director  since 1974;  Capitol  Office
Solutions,  Inc. -- Vice  Chairman and Director from 1987 to
June 30,  1997;  Director of The Palmer  National  Bank from
1983 to 1996,  and  Director  of its  successor,  The George
Mason Bank, N.A., until June, 1997.

Webb C. Hayes, IV, Age 52 3/                                         1994           Class B Common Stock
   Managing Director of Private Client Services at Friedman,
Billings,  Ramsey Group, Inc.; Director and Vice Chairman of
United  Bank  from  June  1997  to May  1999;  Director  and
Executive  Vice President of George Mason  Bankshares,  Inc.
and  Chairman,  President  and CEO of The George Mason Bank,
N.A.,  from  1996 to 1997;  Chairman  of the Board of Palmer
National  Bancorp.,  Inc. and The Palmer  National Bank from
1985 to 1996,  President and CEO from 1983 to 1996; Director of CERBCO,  Inc.  since  1991;  Director  of Capitol  Office
Solutions,  Inc. from 1992 to June 30, 1997; Director of the
Federal Reserve Bank of Richmond from 1992 to 1995.

Paul C. Kincheloe, Jr., Age 59                                       1994           Class B Common Stock
   Practicing  attorney and real estate investor since 1967;
Partner in the law firm of Kincheloe and Schneiderman  since
1983;  Director  of CERBCO,  Inc.  since  1991;  Director of
Capitol Office  Solutions,  Inc. from 1992 to June 30, 1997;
Director of Herndon Federal Saving & Loan from 1970 to 1983;
Director of First Federal  Savings & Loan of Alexandria from
1983 to 1989.

Trent H. Ralston, Age 62 2/ 4/                                       2000           Class B Common Stock
   Independent  business consultant since 1999; President of
TRB  Specialty  Rehabilitation,  Inc.  from  1985  to  1999;
Executive  Vice  President  and Chief  Executive  Officer of
Technical  Grouting  Services,   Inc.  from  1980  to  1985;
Director  of  the  North  American  Society  for  Trenchless
Technology (NASTT) from 1993 to 1999, Chairman in 1999, past
Chairman in 2000;  Director of the National  Association  of
Sewer  Service  Companies  (NASSCO) in 1990 and from 1993 to
1994, President in 1992.

Thomas J. Schaefer, Age 62 2/ 3/                                     1981           Common Stock
   Independent   private  investor  since  1995;   Director,
President and CEO of Columbia First Bank,  N.A. from 1988 to
1995;  President  and CEO of Signet Bank,  N.A. from 1981 to
1988 and  Director of Signet Bank,  N.A.  from 1978 to 1988;
Director of CERBCO, Inc. from July 1990 to November 1990.

William "Will" C. Willis, Jr., Age 47 2/ 4/                          2000           Common Stock
   Director, President and CEO of Global Technovations, Inc.
since 1997,  Chairman  of the Board since 1998;  Chairman of
Willis & Associates from 1995 to 1997;  President and COO of
MBf  USA,  Inc.  from  1994 to  1995;  President  and CEO of
Insituform  Technologies,  Inc. from 1990 to 1993; President of The Paper Art  Company,  Inc.,  a division  of The Mennen
Company, from 1985 to 1990.

1/   Messrs. George Wm. Erikson and Robert W. Erikson are brothers.
2/   Member of Audit Committee.
3/   Member of Stock Option Committee.
4/   Elected by the Board to fill a Board vacancy on September 8, 2000.

                      COMMITTEES OF THE BOARD OF DIRECTORS
                             AND MEETING ATTENDANCE

         The Board of Directors has an Audit Committee, the members of which are all outside directors. The names of the committee's members are indicated in the table above. The Board of Directors does not have standing nominating or compensation committees, or committees performing similar functions.

         The Audit Committee, among its functions, reviews the Corporation's financial policies and accounting systems, reviews the scope of the independent public accountants' audit, and approves the duties and compensation of the independent public accountants, both with respect to audit and any non-audit services. The Audit Committee meets periodically with the independent public accountants outside the presence of corporate management or other employees to discuss matters of concern, receive recommendations or suggestions for change and have a free exchange of views and information.

         The Stock Option Committee administers the 1999 Employee Stock Option Plan. Generally, the Stock Option Committee has the authority to determine, subject to the provisions and conditions of the plan, to whom options are granted, the number of shares to be subject to the options and the terms and conditions thereof, including the duration of the options and the times at which they become exercisable.

         During the fiscal year ended June 30, 2000, the Board of Directors met on six occasions. The Audit Committee met on two occasions. The Stock Option Committee did not meet. Each incumbent director attended more than 75% of both
(i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board on which he served.

                        EXECUTIVE OFFICERS OF THE COMPANY

         Information concerning Messrs. George Wm. Erikson and Robert W. Erikson, who are executive officers and directors, is provided under the section entitled "Present Directors Who Are Nominated For Re-election." The following table sets forth the name, age, position(s) held and business experience of the individuals who were executive officers, but not directors, of the Company throughout fiscal year 2000:

Raymond T. Verrey, Age 54
     Vice President, Treasurer and Chief Financial Officer since 1988, Principal Accounting Officer since 1987; employed by Touche Ross & Co. from 1975 to 1987, serving as an Audit Manager from 1981 to 1987.

John F. Mulhall, Age 54
     Vice President of Sales and Marketing since 1988, Director of Sales and Marketing from 1987 to 1988; employed by Translogic Corporation, a material conveying system manufacturer, from 1972 to 1987, serving as Eastern Regional Manager from 1979 to 1987.

Gregory Laszczynski, Age 46
     Vice President of Operations since 1989, Director of Operations from 1987 to 1989; employed by FMC Corporation from 1984 to 1987, serving as a Project Engineer.

Robert F. Hartman, Age 53
     Vice President of Administration and Secretary since 1991; Vice President and Controller of CERBCO, Inc. since 1988, Secretary since 1991, Treasurer and Chief Financial Officer since 1997; Vice President and Treasurer of CERBERONICS, Inc. since 1988; employed by Dynamac International, Inc. from 1985 to 1988, serving as Controller; employed by CERBERONICS, Inc. from 1979 to 1985, serving as Vice President and Treasurer from 1984 to 1985.

                             EXECUTIVE COMPENSATION

JOINT COMPENSATION REPORT BY THE BOARD OF DIRECTORS

GENERAL

         Pursuant to the Company's By-laws, the Chief Executive Officer Committee (the "CEOC") -- consisting of the Chairman, the Vice Chairman, the President, and such other officers of the Corporation as may from time to time be determined by the Board -- performs the functions of the Chief Executive Officer of the Company. Since August 30, 1991, the CEOC has consisted of George Wm. Erikson, Chairman, and Robert W. Erikson, Vice Chairman and President.

         The Company does not have a compensation committee. The CEOC, with the annual review and oversight of the Board, determines the compensation for all officers of the Company except the members of the CEOC. The Board as a whole considers compensation arrangements proposed by and for members of the CEOC, and, pursuant to the By-laws, is the ultimate determiner of compensation arrangements for members of the CEOC. When considering CEOC compensation arrangements, Board review may be conducted with or without the presence (or participation) of the CEOC members who are also members of the Board as the Board deems appropriate under the circumstances. Resolutions of the Board altering CEOC compensation arrangements, in any material way, are voted upon by the Board with such CEOC members abstaining. A second vote is then taken with all directors participating.

PHILOSOPHY

         The executive compensation philosophy of the Company (which is intended to apply to all of the executive officers of the Company, including the CEOC members) is aimed at: (i) attracting and retaining qualified management to implement the Company's business plan; (ii) establishing a direct link between management compensation and the achievement of the Company's annual and long-term performance goals; and (iii) recognizing and rewarding individual initiative and achievement. The Board and CEOC believe that management compensation should be set at levels that are competitive with compensation arrangements provided by other companies with which the Company competes for executive talent, and by other companies of similar size, business or location. It is also the view of the Board and the CEOC members that the compensation of management should have a significant component which is contingent upon the Company's level of performance, thereby encouraging executive officers to enhance the profitability of the Company and thus increase shareholders' value by aligning closely the financial interests of the Company's executive officers and those of its shareholders. The Board reviews on an annual basis the compensation arrangements of the Company's executive officers to ensure that such arrangements are consistent with this executive compensation philosophy.

COMPONENTS OF COMPENSATION

         The compensation program for the Company's officers, including members of the CEOC, consists of: (a) base salary; (b) compensation pursuant to plans; and (c) incentive cash bonuses.

         Commencing in 1994, a publicly held corporation may not, subject to limited exceptions, deduct for federal income tax purposes certain compensation paid to certain executives in excess of $1 million in any taxable year (the "Deduction Limitation"). While the Company's compensation programs generally are not intended to qualify for any of the exceptions to the applicability of the Deduction Limitation, it is not expected that compensation to executives of the Company will exceed the Deduction Limitation in the foreseeable future.

         (a) Base Salary. Typically, the base salary level for each executive officer (including members of the CEOC) is considered annually in September and yearly adjustments, if any, are made effective on or about October 1st of each year. The timing of such yearly reviews permits consideration of information which is developed each year for the Company's annual report, including audited financial statements for the fiscal year then ended June 30th. The CEOC is empowered to adjust the annual base salary level of executive officers (other than members of the CEOC) at other times during the year should it deem any such adjustments appropriate, with such adjustments included in the annual officer compensation review and approvals conducted by the Board each September.

         The annual September review of base salary levels is subjective. No specific factors, targets or criteria, such as the market value of the Company's stock, are employed in any formula or other quantitative prescription to determine base compensation. However, consistent with the Company's compensation philosophy, consideration is given to individual initiative, individual achievement and the Company's performance, as well as information on salaries and other remuneration at other companies of similar size, business or location. Applying the Company's compensation philosophy during the annual review in September 1999, it was the judgment of the CEOC and the Board that the base salary of each executive officer (including members of the CEOC) should be increased 4% effective October 1, 1999.

         (b) Compensation Pursuant to Plans. Officers of the Company (including members of the CEOC) are eligible to participate in the Employee Advantage Plan. The plan is a non-contributory profit sharing retirement plan, and includes a salary reduction feature under Section 401(k) of the Internal Revenue Code. Participation in, and benefits acquired under, the Employee Advantage Plan are on a nondiscretionary formula basis applicable to all employees. No contribution was authorized for the fiscal year ended June 30, 2000.

         Officers of the Company (including members of the CEOC) are also eligible to participate in the 1999 Employee Stock Option Plan. Stock option awards to any employee, including any officer, are discretionary and determined by the Company's Stock Option Committee. The Stock Option Committee must consider the following factors, articulated in the Stock Option Plan and consistent with the Company's compensation philosophy: (i) the duties and responsibilities of eligible employees; (ii) their past and prospective contributions to the success of the Company; and (iii) the extent to which they are performing, and will continue to perform, outstanding service for the benefit of the Company. No options available under this plan were granted to, or exercised by, any officers of the Company during fiscal year 2000.

         Three of the executive officers of the Company are eligible to receive plan compensation through the Company's Supplemental Executive Retirement Plan (the "IEI SERP"). The remaining three officers of the Company (including members of the CEOC) do not participate in this plan, but are participants in a similar plan offered by the Company's parent holding company, CERBCO, Inc.

         Pursuant to the IEI SERP, the covered executives will receive a monthly retirement benefit for life equivalent to 25% of the final monthly salary such executive received from the Company as defined in and limited by the executive's agreement. The terms of the IEI SERP require the Company to establish a trust to facilitate the Company's satisfaction of its obligations thereunder to pay supplemental retirement benefits to the covered executives. The Company has established such a trust, which has been funded by life insurance policies. The Board views the IEI SERP as providing important benefits to the covered executives after their retirement. Further, the Board believes that the adoption of the IEI SERP is fully consistent with Insituform East's compensation philosophy and is a customary form of supplemental executive retirement similar to that adopted by comparable companies.

         (c) Incentive Cash Bonuses. In addition to base compensation, the Board annually considers, at its sole discretion, the award of an annual return-on-equity ("ROE") incentive cash bonus for each of the officers of the Company (including members of the CEOC). The incentive bonus amount, if approved by the Board at the annual September review following the fiscal year in which the ROE bonus is earned, is calculated by multiplying the Company's annual ROE percentage (net earnings divided by weighted average equity less current earnings) times the base compensation paid to the officers over the fiscal year. The maximum annual individual incentive bonus eligible to any officer is limited to an upper cap of 30% of the officer's base compensation. The underlying concept of the ROE bonus is to have officer incentive compensation rise and fall in direct parallel with the Company's overall profitability results obtained by the officers on behalf of the shareholders. For the fiscal year ended June 30, 2000, due to negative net earnings, no incentive cash bonuses for officers were either earned or approved.

COMPENSATION OF MEMBERS OF THE CEOC

         On September 7, 1999, the Board approved a 4% increase in base annual salary from $216,607 to $225,271, effective October 1, 1999, for each current member of the CEOC, namely, George Wm. Erikson and Robert W. Erikson. Approval came after a review of total compensation conducted without members of the CEOC present. The decision made by the Board was subjective, taking into account the philosophical aim of setting executive compensation, and was not based upon any particular performance criteria. As a consequence of the Company's reported negative net earnings, the members of the CEOC did not receive any cash incentive bonuses for fiscal year 2000. Members of the CEOC participated in the Employee Advantage Plan during fiscal year 2000 but did not receive profit sharing contributions. Mr. George Wm. Erikson did receive a 401(k) plan matching contribution of $2,400 and both members of the CEOC received allocations of forfeitures along with all other plan participants. No stock options were granted to either George Wm. Erikson or to Robert W. Erikson under the 1999 Employee Stock Option Plan.

         In approving the compensation of the CEOC members, the Board took into account that, while George Wm. Erikson and Robert W. Erikson were devoting the predominate portion of their time and effort to the Company, they were also devoting a portion of their time and effort to the parent company, CERBCO, Inc., and to its wholly-owned subsidiary, CERBERONICS, Inc. The Board believes the base salary levels set for George Wm. Erikson and Robert W. Erikson were commensurate with the time and effort devoted to the activities of, and their duties and responsibilities with, the Company.

The Board of Directors

George Wm. Erikson
Robert W. Erikson
Webb C. Hayes, IV
Paul C. Kincheloe, Jr.
Trent H. Ralston *
Thomas J. Schaefer
William "Will" C. Willis, Jr. *

* Service as a Director began September 8, 2000.


SUMMARY COMPENSATION

         The following table sets forth information concerning the compensation paid by the Company to each of the named executive officers for the fiscal years ended June 30, 2000, 1999 and 1998:

                           SUMMARY COMPENSATION TABLE
                                                                          Long-Term Compensation
                                        Annual Compensation                Awards           Payouts
                                                                                 Securities
Name                                             Other        Total   Restricted Underlying
and                                             Annual       Annual      Stock    Options/   LTIP     All Other
Principal          Fiscal   Salary    Bonus  Compensation Compensation  Awards      SARs    Payouts Compensation
Position            Year      ($)      ($)      ($) 2/         ($)        ($)        (#)      ($)      ($) 3/

George Wm. Erikson  2000    $223,106      $0     $0          $223,106    $0       15,000     $0         $3,540
Chairman & General  1999     216,607       0      0           216,607     0       15,000      0        $15,476
Counsel 1/          1998     215,030       0      0           215,030     0       15,000      0          4,745

Robert W. Erikson   2000    $223,106      $0     $0          $223,106    $0       15,000     $0         $1,140
President 1/        1999     216,607       0      0           216,607     0       15,000      0         13,076
                    1998     215,030       0      0           215,030     0       15,000      0          2,345

John F. Mulhall     2000    $130,532      $0     $0          $130,532    $0            0     $0         $1,552
Vice President of   1999     126,729       0      0           126,729     0            0      0         10,308
Sales & Marketing   1998     125,806  12,000      0           137,806     0            0      0          2,573

Gregory Laszczynski 2000    $142,055      $0     $0          $142,055    $0            0     $0         $3,177
Vice President of   1999     137,917       0      0           137,917     0            0      0         12,878
Operations          1998     136,913  17,000      0           153,913     0            0      0          4,535

Raymond T. Verrey   2000    $106,780      $0     $0          $106,780    $0            0     $0         $2,297
Vice President &    1999     103,670       0      0           103,670     0            0      0          8,776
Chief Financial     1998     102,915   1,000      0           103,915     0            0      0          2,840
Officer

Robert F. Hartman   2000     $94,962      $0     $0           $94,962    $0            0     $0         $1,004
Vice President of   1999      92,195       0      0            92,195     0            0      0          7,626
Administration &    1998      91,524   2,000      0            93,524     0            0      0          2,874
Secretary

1/ The Company's Chief Executive Officer Committee, consisting of the Chairman and the President, exercises the duties and responsibilities of the Chief
     Executive Officer of the Company.

2/ None of the named executive officers received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of his total salary and bonus.

3/   Contributions to the Insituform East,  Incorporated Employee Advantage
     Plan, as described on pages 9 and 10.

COMPENSATION PURSUANT TO PLANS

Insituform East, Incorporated Employee Advantage Plan

         The Company maintains a noncontributory profit sharing (retirement) plan, the Insituform East, Incorporated Employee Advantage Plan (the "IEI Advantage Plan"), in which all employees not covered by a collective bargaining agreement and employed with the Company for at least one year are eligible to participate. No employee is covered by a collective bargaining agreement. The IEI Advantage Plan is administered by the Company's Board of Directors which determines, at its discretion, the amount of the Company's annual contribution. The Insituform East Board of Directors can authorize a contribution, on behalf of the Company, of up to 15% of the compensation paid to participating employees during the year. The plan is integrated with Social Security. Each participating employee is allocated a portion of the Company's contribution based on the amount of that employee's compensation plus compensation above FICA limits relative to the total compensation paid to all participating employees plus total compensation paid above FICA limits. Discretionary amounts allocated under the IEI Advantage Plan begin to vest after three years of service (at which time 20% vests) and are fully vested after seven years of service. No contribution was authorized for the fiscal year ended June 30, 2000.

         The IEI Advantage Plan also includes a salary reduction profit sharing feature under Section 401(k) of the Internal Revenue Code. Each participant may elect to defer a portion of his compensation by any whole percentage from 2% to 16% subject to certain limitations. As mandated by the plan, the Company contributes an employer matching contribution equal to 25% of the participant's deferred compensation up to a maximum of 1.5% of the participant's total paid compensation for the fiscal year. Participants are 100% vested at all times in their deferral and employer matching accounts. During the fiscal year ended June 30, 2000, the Company made the following matching contributions for the Company's officers:

Names and Capacities in Which                                           Contributions for          Vested Percent
Cash Contributions Were Made                                             Fiscal Year 2000          as of 10/30/00
----------------------------                                             ----------------          --------------

George Wm. Erikson, Chairman                                                  $2,400                     100%
Robert W. Erikson, President                                                       0                     100%
John F. Mulhall, Vice President of Sales & Marketing                             663                     100%
Gregory Laszczynski, Vice President of Operations                              2,169                     100%
Raymond T. Verrey, Vice President & Chief Financial Officer                    1,630                     100%
Robert F. Hartman, Vice President of Administration & Secretary                  337                     100%

All Executive officers as a group (6 persons)                                 $7,199                     N/A

1/ Total contributions to employees of $78,810 include Insituform East's matching contribution of $54,760 and reallocated amounts totaling $24,050 forfeited by former participants who terminated employment with Insituform
     East during fiscal year 2000.

Insituform East, Incorporated Supplemental Executive Retirement Plan

         During fiscal year 1998, the Company entered into Supplemental Executive Retirement Agreements with Messrs. John Mulhall, Gregory Laszczynski and Raymond Verrey pursuant to a Supplemental Executive Retirement Plan (the "IEI SERP"). Each agreement provides for monthly retirement benefits of 25% of the executive's final aggregate monthly salary from the Company as defined in and limited by the executive's agreement. Each covered executive's benefit under the plan is payable in equal monthly amounts for the remainder of the covered executive's life beginning as of any date on or after his 62nd birthday (at the covered executive's election) but not before his termination of service. Payments under the IEI SERP are not subject to any reduction for Social Security or any other offset amounts but are subject to Social Security and other applicable tax withholding.

         To compute the monthly retirement benefits, the percentage of final monthly salary is multiplied by a ratio (not to exceed 1) of:

         the completed years (and any fractional year) of employment by the Company after 1997 to the total number of years (and any fractional year) of employment by the Company after 1997 that the executive would have completed if he had continued in employment to age 65.

         In the case of Messrs. Mulhall and Laszczynski, if the executive dies prior to retirement, the executive's beneficiary will receive a pre-retirement death benefit under a split-dollar insurance arrangement. The executive's beneficiary will receive a one-time lump sum payment in the amount of $700,000. In the case of Mr. Verrey, the executive's beneficiary will receive a pre-retirement death benefit of 25% of the executive's final monthly salary for 180 months. If any executive dies after commencement of the payment of retirement benefits, but before receiving 180 monthly payments, the executive's beneficiary will continue to receive payments until the total payments received by the executive and/or his beneficiary equal 180.

         The IEI SERP is technically unfunded, except as described below. The Company will pay all benefits from its general revenues and assets. To facilitate the payment of benefits and provide the executives with a measure of benefit security without subjecting the IEI SERP to various rules under the Employment Retirement Income Security Act of 1974, the Company has established an irrevocable trust called the Insituform East, Incorporated Supplemental Executive Retirement Trust. This trust is subject to the claims of the Company's creditors in the event of bankruptcy or insolvency. The trust has purchased life insurance on the lives of Messrs. Mulhall and Laszczynski to provide for financial obligations under the plan. Assets in the trust consist of the cash surrender values of the executive life insurance policies and are carried on the Company's balance sheet as assets. The trust will not terminate until participants and beneficiaries are no longer entitled to benefits under the plan. Upon termination, all assets remaining in the trust will be returned to the Company.

         The following table sets forth the annual retirement benefits that would be received under the IEI SERP at various compensation levels after the specified years of service:

         Pension Plan Table Where Formula Provides 25% of Compensation 1/
         ------------------------------------------------------------- -

(Final)                                             Years of Service (Under Plan)
Remuneration                  15                20               25                30               35
------------                  --                --               --                --               --

50,000                        11,719           12,500            12,500           12,500            12,500
75,000                        17,578           18,750            18,750           18,750            18,750
100,000                       23,438           25,000            25,000           25,000            25,000
125,000                       30,925           31,250            31,250           31,250            31,250
150,000                       30,925           36,420            37,500           37,500            37,500
175,000                       30,925           36,420            40,211           43,750            43,750
200,000                       30,925           36,420            40,211           44,396            49,017
250,000                       30,925           36,420            40,211           44,396            49,017
300,000                       30,925           36,420            40,211           44,396            49,017
350,000                       30,925           36,420            40,211           44,396            49,017
400,000                       30,925           36,420            40,211           44,396            49,017


1/   Assumes at the time the Plan was  established (i) the individual is age 50,
     (ii) maximum covered compensation is $100,000 and is increased 2% ( compounded annually) each year of service after 1997, and (iii) retirement is effective at age 65.

         Each executive's covered compensation under the IEI SERP is equal to his final base salary as defined in and limited by the executive's agreement. The maximum covered compensation for each executive is his salary as of December 31, 1997, increased 2% annually beginning in 1998.

         The following table sets forth information concerning vested annual benefits as of October 30, 2000 for the three executives covered by the IEI
SERP:

                            Years of Credited        Current Annual              Vested                  Vested
       Name                Service Under Plan     Covered Compensation         Percentage            Annual Benefit
       ----                ------------------     --------------------         ----------            --------------

John F. Mulhall                     3                   $ 131,798                21.43%                  $ 7,061
Gregory Laszczynski                 3                   $ 143,434                13.64%                  $ 4,891
Raymond T. Verrey                   3                   $ 107,817                21.43%                  $ 5,776

1999 Board of Directors' Stock Option Plan

         The  Company  adopted,  with  stockholder  approval  at the 1999 Annual
Meeting of Stockholders, the Insituform East, Incorporated 1999 Board of Directors Stock Option Plan. The purpose of the plan is to promote the growth and general prosperity of the Company by permitting the Company, through the granting of options to purchase shares of its Common Stock, to attract and retain the best available persons as members of the Company's Board of Directors with an additional incentive for such persons to contribute to the success of the Company. The term of the plan is for ten years, unless terminated sooner by the Board of Directors. The plan is administered and options are granted by the Board of Directors. Under the terms of this plan, up to 525,000 shares of Common Stock have been reserved for the Directors of the Company.

         Each grant of options under the plan will entitle each director to whom such options are granted the right to purchase 15,000 shares of the Company's Common Stock at a designated option price, anytime and from time to time, within five years from the date of grant. Options are granted under the 1999 Board of Directors Stock Option Plan each year for five years to each member of the Board of Directors serving as such on the date of grant; i.e., for each director serving for five years, a total of five options covering in the aggregate 75,000 shares of Common Stock (subject to adjustments upon changes in the capital structure of the Company), over a five year period.

         On December 10, 1999, options on a total of 105,000 shares of Common Stock were granted to directors of the Company (options on 15,000 shares to each of seven directors) at a per share price of $1.328. No options available under this plan were exercised by directors of the Company during fiscal year 2000.

 1994 Board of Directors' Stock Option Plan

         Insituform East adopted, with stockholder approval at the 1994 Annual Meeting of Stockholders, the Insituform East, Incorporated 1994 Board of
Directors Stock Option Plan (the "IEI 1994 Directors' Plan"). The purpose of this plan is the same as the IEI 1999 Directors' Plan. The term of the plan is for ten years, unless terminated sooner by the Board of Directors. Options were first granted to directors on December 9, 1994 and each of the four succeeding Board of Directors meetings following the Annual Meetings of Stockholders in 1995, 1996, 1997 and 1998. Each grant of options under the plan entitles each director to whom such options were granted the right to purchase 15,000 shares of Insituform East's Common Stock at a designated option price, any time and from time to time, within five years from the date of grant. Although no further options are anticipated to be granted under this plan, options previously granted, and which have not already been exercised or expired, will remain in effect until exercise or expiration, whichever comes first. No options available under the plan were exercised by directors of Insituform East during fiscal year 2000. Under the terms of this plan, up to 360,000 shares of Insituform East Common Stock remain reserved for the directors of Insituform East.

1999 Employee Stock Option Plan

          The Company adopted, with stockholder approval at the 1999 Annual Meeting of Stockholders, the Insituform East, Incorporated 1999 Employee Stock Option Plan. The purpose of the Plan is to advance the growth and development of the Company by affording an opportunity to full-time employees of the Company to purchase shares of the Company's Common Stock and to provide incentives for them to put forth maximum efforts for the success of the Company's business. Any employee of the Company who is employed on a full time basis is eligible for participation. The plan is administered by the Incentive Stock Option Plan Committee consisting of Messrs. Thomas J. Schaefer and Webb C. Hayes, IV.

          No options were granted to or exercised by executive officers of the Company under this plan during the fiscal year ended June 30, 2000.

OPTIONS/SAR GRANTS TABLE

         The following table sets forth information concerning options granted to each of the named executive officers, who are also directors, during fiscal year 2000 under the 1999 Board of Directors' Stock Option Plan:

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                                                      Potential Realized Value at
                                                                                     Assumed Annual Rates of Stock
                                        Individual Grants                         Price Appreciation for Option Term
                                            % of Total
                                           Options/SARs
                                            Granted to    Exercised or
                         Options/SARs        Employees     Base Price      Expiration
Name                      Granted (#)     in Fiscal Year    ($/Share)         Date          5% ($)       10% ($)


George Wm. Erikson              15,000 1/        14%          $1.32        12/10/04          $5,505      $12,165

Robert W. Erikson               15,000 1/        14%          $1.32        12/10/04          $5,505      $12,165

1/ Option grants under the 1999 Board of Directors Stock Option Plan, as described on page 12.

AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUE TABLE

         No option or Stock Appreciation Right grants made under the 1999 or 1994 Board of Directors Stock Option Plans to any of the named executive officers were exercised during fiscal year 2000. The following table sets forth information concerning option or Stock Appreciation Right grants held by each of the named executive officers, who are also directors, as of June 30, 2000:

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                      Number of Securities Underlying    Value of Unexercised
                                                        Unexercised Options/SARs at    In the Money Options/SARs
                                                            Fiscal Year-End (#)          at Fiscal Year-End ($)
                        Shares Acquired        Value
Name                    on Exercise (#)    Realized ($)  Exercisable   Unexercisable    Exercisable Unexercisable


George Wm. Erikson            0                  $0       75,000 1/         0            $6,108         $0

Robert W. Erikson             0                  $0       75,000 1/         0            $6,108         $0

1/    Options exercisable under the IEI 1999 and 1994 Board of Directors Stock
      Option Plans, as described on page 12.

REPRICING OF OPTIONS/SARs

         The Company did not adjust or amend the exercise price of stock options or SARs previously awarded to any of the named executive officers during fiscal year 2000.

LONG-TERM INCENTIVE PLAN AWARDS

         The Company does not have any long-term incentive plans.

DEFINED BENEFIT OR ACTUARIAL PLANS

         The Company maintains a defined benefit plan called the Insituform East, Incorporated Supplemental Executive Retirement Plan to provide annual retirement benefits to covered executives. See "Compensation Pursuant to Plans" as to the basis upon which benefits under the plan are computed.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

         There are no employment contracts between the Company and any named executive officer. There are no arrangements between the Company and any named executive officer, or payments made to an executive officer, that resulted, or will result, from the resignation, retirement or other termination of employment with the Company, in an amount that exceeded $100,000.

COMPENSATION OF DIRECTORS

         Non-officer directors of the Company are paid an annual fee of $5,000 plus $1,000 for each meeting of the Board of Directors, and each committee meeting, attended in person. Meetings attended by telephone are compensated at the rate of $200. Directors who are also officers of the Company receive no remuneration for their service as directors but are eligible with all other directors to participate in the 1999 and 1994 Board of Directors' Stock Option Plans, as described under the section entitled "Compensation Pursuant to Plans." All directors of the Company are reimbursed for Company travel-related expenses.

CERTAIN BUSINESS RELATIONSHIPS

         Messrs. George Erikson and Robert Erikson, both members of the Board of Directors and executive officers of the Company, holding the offices of Chairman & General Counsel and of President, respectively, are also both members of the Board of Directors and executive officers of CERBCO, Inc., a parent holding company with controlling interest in Insituform East. Insituform East maintains a $6,000,000 Intercompany Line of Credit facility with CERBCO, collateralized by substantially all tangible and intangible assets owned by the Company. Loans against the facility are due on demand with interest payable monthly at the commercial bank prime lending rate.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         The Company's Board of Directors does not have a Compensation Committee; the Board of Directors serves in that capacity. Messrs. George Wm. Erikson and Robert W. Erikson, both members of the Board of Directors and executive officers of the Company, participate in, and during fiscal year 2000 participated in, deliberations of the Board of Directors concerning executive officer compensation.

         In their capacity as directors of CERBCO, Inc., Messrs. George Wm. Erikson and Robert W. Erikson participate in, and during fiscal year 2000 participated in, deliberations of the CERBCO, Inc. Board of Directors concerning executive officer compensation for CERBCO, Inc.


PERFORMANCE GRAPH

         The following graph compares the total stockholder return on the Company's Common Stock to the Total Return Index for the NASDAQ Stock Market (U.S. companies) and to a Peer Group Index based on NASDAQ Stocks SIC Code 162, "Heavy Construction, Except Highway," for the last five fiscal years:

                Comparison of Five-Year Cumulative Total Returns
                              Performance Report for
                           Insituform East, Incorporated

             Prepared by the Center for Research in Security Prices
               Produced on 08/17/2000 including data to 06/30/2000

Company Index: CUSIP      Ticker   Class     Sic     Exchange

               45766210   INEI               1620    NASDAQ

Fiscal Year-end is 06/30/2000

Market Index:  Nasdaq Stock Market (US Companies)

Peer Index:    NASDAQ Stocks (SIC 1620-1629 US Companies)

               Heavy Construction, Except Highway and Street Construction

                 Date         Company Index   Market Index   Peer Index

               06/30/1995        100.000        100.000        100.000
               07/31/1995        100.000        107.344         99.020
               08/31/1995        105.714        109.522        107.704
               09/29/1995        117.143        112.046        106.110
               10/31/1995        108.571        111.400        101.872
               11/30/1995         94.286        114.014         98.415
               12/29/1995         97.143        113.411        104.460
               01/31/1996         94.286        113.978         97.357
               02/29/1996         85.714        118.323         99.784
               03/29/1996         85.714        118.720        109.378
               04/30/1996         85.714        128.556        134.894
               05/31/1996         88.571        134.451        161.230
               06/28/1996         72.698        128.390        143.823
               07/31/1996         72.698        116.962        140.058
               08/30/1996         71.244        123.534        144.919
               09/30/1996         71.244        132.980        163.518
               10/31/1996         63.975        131.502        188.577
               11/29/1996         63.975        139.654        185.954
               12/31/1996         61.067        139.537        198.508
               01/31/1997         75.606        149.436        222.940
               02/28/1997         72.698        141.166        211.403
               03/31/1997         66.883        131.962        234.393
               04/30/1997         66.883        136.075        227.335
               05/30/1997         63.975        151.486        237.646
               06/30/1997         59.555        156.144        250.492
               07/31/1997         64.021        172.596        294.315
               08/29/1997         56.577        172.339        365.230
               09/30/1997         61.043        182.552        395.974
               10/31/1997         53.599        173.041        406.707
               11/28/1997         66.999        173.953        336.883
               12/31/1997         71.465        170.955        344.625
               01/30/1998         63.277        176.370        313.263
               02/27/1998         58.066        192.955        351.812
               03/31/1998         58.066        200.086        409.353
               04/30/1998         55.832        203.459        444.941
               05/29/1998         55.832        192.154        433.327
               06/30/1998         53.599        205.577        364.660
               07/31/1998         55.088        203.178        297.893
               08/31/1998         52.110        162.900        224.851
               09/30/1998         50.621        185.504        271.180
               10/30/1998         38.710        193.656        241.445
               11/30/1998         31.266        213.345        190.553
               12/31/1998         31.266        241.063        197.277
               01/29/1999         19.355        276.035        199.154
               02/26/1999         44.666        251.324        183.822
               03/31/1999         29.777        270.331        262.573
               04/30/1999         30.522        279.046        299.412
               05/28/1999         28.288        271.598        282.111
               06/30/1999         29.777        296.026        330.119
               07/30/1999         32.755        290.590        301.154
               08/31/1999         35.733        302.808        300.739
               09/30/1999         40.944        303.218        264.616
               10/29/1999         23.077        327.496        255.239
               11/30/1999         38.710        367.345        265.834
               12/31/1999         29.777        448.121        296.920
               01/31/2000         38.710        431.540        315.763
               02/29/2000         40.944        513.782        421.090
               03/31/2000         44.666        503.038        454.741
               04/28/2000         32.011        422.971        429.186
               05/31/2000         34.244        371.945        457.168
               06/30/2000         34.244        437.267        507.303

The index level for all series was set to 100.0 on 06/30/1995
Copyright(C)2000


APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The firm of Deloitte & Touche, LLP was engaged to audit the financial statements of the Company for the fiscal year ended June 30, 2000. A representative of Deloitte & Touche will be at the Meeting and will have an opportunity to make a statement if he or she desires to do so. The representative will also be available to respond to appropriate questions from any stockholders present at the Meeting.

         The Audit Committee of the Board of Directors has not yet recommended, and the Board has not yet approved, the appointment of independent public accountants to audit the financial statements of the Company for the fiscal year ending June 30, 2001. It is anticipated that the Audit Committee will make its recommendation to the Board and that the appointment of independent public accountants will be made by the Board prior to June 30, 2001.

                                  OTHER MATTERS

         The Board of Directors is not aware of any other matters which are likely to be brought before the Meeting. However, if any other matters are properly brought before the Meeting, it is the intention of the individuals named in the enclosed form of Proxy to vote the proxy in accordance with their judgment on such matters.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

         Financial statements of the Company are contained in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000, a copy of which is enclosed herewith.

                  DEADLINE FOR SUBMITTING STOCKHOLDER PROPOSALS
           FOR INCLUSION IN THE BOARD'S PROXY STATEMENT IN CONNECTION
                    WITH THE FISCAL YEAR 2001 ANNUAL MEETING

         A proposal submitted by a stockholder for action at the Company's Annual Meeting of Stockholders for the fiscal year ending June 30, 2001 must be received by the Company no later than July 4, 2001, in order to be included in the Company's Proxy Statement for that meeting. Any stockholder proposal that is received later than September 17, 2001 will be deemed to be untimely. It is suggested that proponents submit their proposals by certified mail-return receipt requested.

         A proponent of a proposal must be a record or beneficial owner entitled to vote at the next Annual Meeting on the proposal and must continue to be entitled to vote through the date on which the meeting is held.

                                By Order of the Board of Directors,



                                /s/ Robert F. Hatman
                                Robert F. Hartman
                                Secretary

Landover, Maryland
October 30, 2000

ATTACHMENT A
                         INSITUFORM EAST, INCORPORATED
                                3421 Pennsy Drive
                          Landover, Maryland 20785-1608
                                 (301) 386-4100

                ANNUAL MEETING OF STOCKHOLDERS - DECEMBER 8, 2000
                              PROXY - COMMON STOCK
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints G.Wm. Erikson and R.W. Erikson, and each of them, with full power of substitution, the Proxies of the undersigned to represent and to vote, as designated on the reverse side hereof, all the shares of Common Stock of INSITUFORM EAST, INCORPORATED held of record by the undersigned on October 12, 2000, at the Annual Meeting of Stockholders to be held on December 8, 2000 or any adjournments thereof.

                  (Continued and to be signed on reverse side.)



/  X  / Please mark your votes as in this example.

            FOR, all nominees         WITHHOLD       Nominees:  T.J. Schaefer
         listed at right (except  authority to vote             W.C. Willis, Jr.
            as marked to the      for all nominees
             contrary below)       listed at right

1.   Proposal -     /       /       /       /
     Election of
     Directors.

(INSTRUCTION: To indicate that you do not wish to have your shares voted for an individual nominee, check the FOR box above and print the name of such nominee on the line provided below.)

----------------------------------------

2. In their own discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

PLEASE SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.


-----------------------  --------------------------
SIGNATURE                SIGNATURE (IF HELD JOINTLY)  Dated:--------------, 2000

NOTE: Signature(s) should be exactly as names(s) appearing on your certificate. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee, guardian or corporate officer, etc., please give your full title as such.

ATTACHMENT B

                          INSITUFORM EAST, INCORPORATED
                                3421 Pennsy Drive
                          Landover, Maryland 20785-1608
                                 (301) 386-4100

                ANNUAL MEETING OF STOCKHOLDERS - DECEMBER 8, 2000
                          PROXY - CLASS B COMMON STOCK
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints G.Wm. Erikson and R.W. Erikson, and each of them, with full power of substitution, the Proxies of the undersigned to represent and to vote, as designated on the reverse side hereof, all the shares of Class B Common Stock of INSITUFORM EAST, INCORPORATED held of record by the undersigned on October 12, 2000, at the Annual Meeting of Stockholders to be held on December 8, 2000 or any adjournments thereof.

                  (Continued and to be signed on reverse side.)



/  X  /  Please mark your votes as in this example.

       FOR, all nominees         WITHHOLD        Nominees:  G.Wm. Erikson
    listed at right (except  authority to vote              R.W. Erikson
       as marked to the      for all nominees               W.C. Hayes, IV
        contrary below)       listed at right               P.C. Kincheloe, Jr.
                                                            T.H. Ralston

1.   Proposal -   /       /       /       /
     Election of
     Directors.


(INSTRUCTION: To indicate that you do not wish to hav your shares voted for an individual nominee(s), check the FOR box above and print the name(s) of such nominee(s) on the line provided below.)

-----------------------------------------------

2. In their own discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

PLEASE SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.


-----------------------  --------------------------
SIGNATURE                SIGNATURE (IF HELD JOINTLY)  Dated:--------------, 2000

NOTE: Signature(s) should be exactly as names(s) appearing on your certificate. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee, guardian or corporate officer, etc., please give your full title as such.